                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                         FIRST ALBANY COMPANIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           FIRST ALBANY COMPANIES INC.


                                                   April 26, 2001

Dear Shareholder:

The 2001 Annual Meeting of Shareholders of First Albany Companies Inc. will be held at the offices of the Company at 30 South Pearl Street, Albany, New York on Tuesday, May 22, 2001, at 10:00 A.M. (EDT).

The enclosed material includes the Notice of Annual Meeting and Proxy Statement that describes the business to be transacted at the meeting. We ask that you give it your careful attention.

As in the past, we will be reporting on your Company's activities and you will have an opportunity to ask questions about its operations.

We hope that you are planning to attend the Annual Meeting personally and we look forward to seeing you. Whether or not you are able to attend in person, it is important that your shares be represented at the Annual Meeting. Accordingly, the return of the enclosed Proxy as soon as possible will be appreciated and will ensure that your shares are represented at the Annual Meeting. Over 91% of the outstanding shares were represented at last year's Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

On behalf of the Board of Directors and management of First Albany Companies Inc., I would like to thank you for your continued support and confidence.

                                                   Sincerely yours,

                                                   /s/ George C. McNamee

                                                   George C. McNamee
                                                   Chairman of the Board

                           FIRST ALBANY COMPANIES INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD

                                  MAY 22, 2001

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Albany Companies Inc. (the "Company") will be held at the offices of the Company, 30 South Pearl Street, Albany, New York, on Tuesday, May 22, 2001 at 10:00 a.m. (EDT), for the following purposes:

         (1) To elect three directors whose terms will expire at the 2004 Annual Meeting of Shareholders;

         (2) To ratify the selection of PricewaterhouseCoopers L.L.P. as independent auditors of the Company for the fiscal year ending December 31, 2001; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Holders of common stock of record as of the close of business on April 6, 2001, are entitled to receive notice of and vote at the Annual Meeting of Shareholders. A list of such shareholders may be examined at the offices of the Company during regular business hours for ten full days prior to the Annual Meeting as well as at the Annual Meeting.

         It is important that your shares be represented at the Annual Meeting. For that reason we ask that you promptly sign, date, and mail the enclosed Proxy card in the return envelope provided. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person.

                                              By Order of the Board of Directors


                                              /s/ Stephen P. Wink

                                              Stephen P. Wink
                                              Secretary

Albany, New York
April 26, 2001

                           FIRST ALBANY COMPANIES INC.
                              30 SOUTH PEARL STREET
                             ALBANY, NEW YORK 12207

                                  ------------

                                 PROXY STATEMENT

                                  ------------

                         ANNUAL MEETING OF SHAREHOLDERS

                    -----------------------------------------

                                  MAY 22, 2001


         This Proxy Statement is being furnished to the Shareholders of First Albany Companies Inc., a New York corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies for use at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, 30 South Pearl Street, Albany, New York, on Tuesday, May 22, 2001 at 10:00 A.M. (EDT), and any postponements or adjournments thereof (the "Meeting"). The mailing address of the principal executive office of the Company is 30 South Pearl Street, Albany, New York 12207 and its telephone number is (518) 447-8500.

         At the Meeting, the Shareholders of the Company will be asked (i) to elect three directors of the Company whose terms will expire at the 2004 Annual Meeting of Shareholders, and (ii) to ratify the selection by the Board of PricewaterhouseCoopers L.L.P. to serve as the Company's independent auditors for the fiscal year ending December 31, 2001.

         This Proxy Statement and the enclosed form of proxy are expected to be mailed on or about April 26, 2001. The cost of solicitation of proxies will be borne by the Company. All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company, by telephone, telegraph, telex, in person or otherwise, without additional compensation. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials. Proxies in the form enclosed, properly executed by Shareholders and returned to the Company and not revoked, will be voted at the Meeting. A proxy may be revoked at any time before it is exercised by giving notice of revocation to the Secretary of the Company, by executing a later-dated proxy or by attending and voting in person at the Meeting.

                                   THE COMPANY

         The Company, which was incorporated under the laws of the State of New York in November 1985, is the parent company of First Albany Corporation, First Albany Asset Management Corporation and FA Technology Ventures Corp. First Albany Corporation is a research-driven investment banking and capital markets boutique, providing corporate and public finance services and the trading of corporate, government and municipal securities for institutions. First Albany Asset Management Corporation is an investment advisor, managing the assets of institutions and individuals. FA Technology Ventures Corp. manages private equity funds, providing venture financing to emerging growth companies.

                         VOTING, RECORD DATE AND QUORUM

         Proxies will be voted as specified or, if no direction is indicated on a proxy, will be voted "FOR" the election of the three persons named under the caption "Election of Directors"; and "FOR" the ratification of the selection of PricewaterhouseCoopers L.L.P. as independent auditors for the fiscal year ending December 31, 2001. The persons named in the proxy also may vote in favor of a proposal to adjourn the Meeting to a subsequent date or dates without further notice in order to solicit and obtain sufficient votes to approve the matters being considered at the Meeting. If a proxy is returned which specifies a vote against a proposal, such discretionary authority will not be used to adjourn the Meeting in order to solicit additional votes in favor of such proposal. As to any other matter or business which may be brought before the Meeting, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons voting the same, but the Board does not know of any such other matter or business.

         The close of business on April 6, 2001 has been fixed as the record date for the determination of Shareholders entitled to vote the 7,521,871 shares of common stock that were outstanding as of that date at the Meeting. Each Shareholder will be entitled to cast one vote, in person or by proxy, for each share of common stock held. The presence, in person or by proxy, of the holders of at least a majority of the shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. The affirmative vote of the holders of a plurality of the shares of common stock cast at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for ratification of the selection of PricewaterhouseCoopers L.L.P. as independent auditors for the fiscal year ending December 31, 2001. Accordingly, abstentions and broker non-votes will have no effect on the items to be voted on at the Meeting. THE BOARD RECOMMENDS (I) THE ELECTION OF THE THREE PERSONS NAMED AS NOMINEES UNDER "ELECTION OF DIRECTORS" AND (II) RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS L.L.P. AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

               STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

       The following table sets forth information concerning the beneficial ownership of common stock of the Company as of March 26, 2001, by (i) persons owning more than 5% of the common stock, (ii) each director of the Company and the executive officers included in the Summary Compensation Table and (iii) all officers and directors of the Company as a group.

                                                                   Shares Beneficially Owned (5)
                                                                   -----------------------------
Name                                                                   Number        Percent
------------------------------------------------------------------------------------------------
George C. McNamee (1, 3)                                             1,453,111           17.12%
Alan P. Goldberg (3)                                                 1,173,238           13.82%
Hugh A. Johnson, Jr. (3)                                               309,689            3.65%
Peter Barton                                                             1,888     Less Than 1%
J. Anthony Boeckh                                                       11,447     Less Than 1%
Walter Fiederowicz (4)                                                  12,426     Less Than 1%
Daniel V. McNamee III (1)                                              126,634            1.49%
Charles L. Schwager                                                     24,692     Less Than 1%
Benaree P. Wiley                                                         4,124     Less Than 1%
Steven R. Jenkins (3)                                                   15,194     Less Than 1%
Stephen P. Wink (3)                                                     26,323     Less Than 1%
All officers and directors of the Company as a group (2, 3)          3,386,714           39.40%

(1) Does not include interests as residual beneficiary under the McNamee Family Trust, and with respect to Daniel V. McNamee III, as trustee under the Trust. Mr. G. McNamee disclaims beneficial ownership of any such interest.

(2) Includes all shares beneficially owned by such person and shares owned by the McNamee Family Trust.

(3)      Includes 365,342, 437,250, 137,662, 15,194 and 19,729 options to purchase shares, granted to Messrs. G. McNamee, Goldberg, Johnson, Jenkins and Wink, respectively, all of which options are vested and exercisable in accordance with the plan under which they were issued.

(4) Includes 8,427 shares owned by Geraldine Fiederowicz, of which Mr. Fiederowicz disclaims ownership.

(5) Except as noted, all shares are held individually or jointly with a spouse and the named person has or shares the right to vote and to dispose of the shares indicated.

                              ELECTION OF DIRECTORS

       The Bylaws of the Company currently provide that the Board shall consist of nine directors elected in three classes. The Board recommends the election of Messrs. Alan P. Goldberg and J. Anthony Boeckh, and Ms. Benaree P. Wiley for a three-year term expiring at the Annual Meeting of Shareholders in 2004. Accordingly, if the enclosed proxy card is duly executed and received in time for the Meeting, and if no contrary specification is made as provided therein, it will be voted in favor of the election as directors of such nominees.

       Should any nominee for director become unable or unwilling to accept election, proxies will be voted for a nominee selected by the Board, or the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office and, to the knowledge of the Board, such nominees intend to serve the entire term for which election is sought. Any vacancy occurring during the term of office of any director may be filled by the remaining directors for a term expiring at the next meeting of Shareholders at which the election of directors is in the regular order of business. All the nominees for directors are presently directors of the Company.

       The information set forth below, based upon the information obtained in part from the respective nominees and in part from the records of the Company, sets forth information regarding each nominee as of March 26, 2001.


                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

       The directors nominated for election are as follows:

ALAN P. GOLDBERG, age 55, joined First Albany in 1980. Mr. Goldberg has served as President of First Albany since 1989 and Co-Chief Executive Officer of the Company since 1993. Mr. Goldberg is a Director of Mechanical Technology Incorporated, SatCon Technology Corporation and Beacon Power Corporation. He is active in industry and civic organizations and serves on the board of several nonprofit institutions. Mr. Goldberg has been a director of the Company since its incorporation in 1985.

J. ANTHONY BOECKH, Ph.D., age 62, has been Editor-in-Chief of The Bank Credit Analyst Publications, Montreal, Canada (publisher of The Bank Credit Analyst and research on the international financial markets) since the early 1970's and Chairman and Chief Executive Officer of BCA Publications Ltd. since 1979. Mr. Boeckh was a principal of Greydanus, Boeckh and Associates Inc., Montreal, Canada, a fixed income speciality manager through December 1999 when the company was sold. He also serves on other industry and community boards. Mr. Boeckh has been a director of the Company since 1986, and serves as a member of the Executive Compensation Committee.

BENAREE P. WILEY, age 54, is President and Chief Executive Officer of The Partnership, a Boston-based organization formed by business and civic leaders to promote the development of professionals of color through access to corporate, municipal and state leaders. Ms. Wiley is a member of the Board of Directors of Dreyfus/Laurel Funds and formerly a director of The Boston Company. Ms. Wiley is Trustee of Boston College and Director of the Greater Boston Chamber of

Commerce. From 1989 to 1991, Ms. Wiley served as Director of Graduate Admissions for Harvard Law School, and from 1987 through 1991 she maintained a private consulting practice. Ms. Wiley serves as Chairperson of the Audit Committee and has been a director of the Company since 1993.

The following directors' terms shall expire at the Annual Meeting of Shareholders in 2002:

GEORGE C. McNAMEE, age 54, joined First Albany in 1969. Mr. McNamee is Chairman and Co-Chief Executive Officer of the Company. Mr. McNamee is also Chairman of Plug Power Inc. and Mechanical Technology Inc., a director of MapInfo Corporation and a director of The Meta Group, Inc. He also serves on the Board of Directors of each of the New York Stock Exchange, the New York State Science and Technology Foundation and the New York Conservation Education Fund. Mr. G. McNamee has been a director of the Company since its incorporation in 1985.

PETER BARTON, age 49, is President of Barton and Associates, a private investment firm specializing in technology and entertainment programming. From August 1994 through April 1997, Mr. Barton was President and Chief Executive Officer of Liberty Media Corporation and Executive Vice President of Tele-Communications, Inc. From its inception in 1991 to August 1994, Mr. Barton served as President and CEO of Liberty Media Corporation, then a separate public company. Mr. Barton has been a director of the Company since July 1997.

WALTER W. FIEDEROWICZ, age 54, has been a private investor and consultant since August 1997. Since September 2000 he has served as Managing Director of Painter Hill Partners, an investment company. From April 1997 until August 1997, he served as the President and Chief Executive Officer of WorldCorp., Inc., a holding company owning shares of common stock of World Airways, Inc. (a provider of long-range passenger and cargo air transportation services to major airlines) and of InteliData Technologies Corporation (a provider of caller identification based telecommunications devices, smart telephones and on-line electronic information services). Mr. Fiederowicz served as chairman of Colonial Data Technologies Corp., (a distributor of telecommunications equipment which subsequently merged into InteliData Technologies Corporation) from August 1994 to March 1996. From January 1991 until July 1994, he held various positions, including Executive Vice President and Chairman and served as director of Conning & Company (the parent company of an investment firm). Mr. Fiederowicz also serves as a director of Photronics, Inc. (a photomask manufacturer) and Raging Wire Telecommunications (a managed services and web hosting company). Since 1998, Mr. Fiederowicz served as Chairman of CDT Corporation and Meacock Capital, PLC. Mr. Fiederowicz has been a director of the Company since 1996.

The following directors' terms shall expire at the Annual Meeting of Shareholders in 2003:

HUGH A. JOHNSON, JR., age 60, joined First Albany in 1977. He is currently Senior Vice President and the Chief Investment Officer of the Company. He has also been Chairman of First Albany Asset Management Corporation, a subsidiary of the Company, since 1991. He has served on the Board of Directors of First Albany since 1985. Mr. Johnson is an economic advisor to the Chairman of the New York State Assembly Committee on Ways and Means and is a Director and Vice-Chairman of the New York State Business Development Corporation. Mr. Johnson also serves on other state and community boards. Mr. Johnson has served as a director of the Company since 1990.

CHARLES L. SCHWAGER, age 57, founded Loanet, Inc. in 1981, a provider of on-line, real time accounting services to support financial institutions engaged in the business of borrowing and lending securities. Mr. Schwager served as President of Loanet, Inc. from 1981 to 1994, when the company was sold. He continues to be employed by Loanet, Inc. in a consulting capacity. Mr. Schwager is a member of the Audit and Executive Compensation Committees and has been a director of the Company since 1995.

DANIEL V. McNAMEE III, age 56, has been Chairman of The Publishing and Media Group, formerly McNamee Consulting Company Inc., a management consulting firm specializing in the media communications industry, since 1981. Mr. McNamee also serves on the Board of Directors of each of the E.N. Huyck Preserve, the Nature Conservatory (Eastern NY Chapter), the Yale Alumni Magazine, Quadrant Media, Inc. and TechRepublic, Inc. Mr. McNamee has been a director of the Company since its incorporation in 1985.

George C. McNamee and Daniel V. McNamee, III are brothers.

The executive officers that are not nominated for election as directors are as follows:

STEVEN R. JENKINS, age 36, joined First Albany in February 1999 as Chief Financial Officer and Senior Vice President. In January 2000, he was named Chief Financial Officer of the Company. Prior to joining First Albany, Mr. Jenkins held the position of Chief Financial Officer and Senior Vice President of Precision Imaging Solutions Inc. (a regional imaging company) from July 1998 to January 1999. From July 1994 to June 1998, Mr. Jenkins served in several financial positions with Dain Rauscher, an investment bank, most recently as Managing Director and Director of Finance of Dain Rauscher Wessels, a division of Dain Rauscher Inc. Mr. Jenkins has been a certified public accountant licensed in the State of Texas since 1991.

STEPHEN P. WINK, age 42, joined First Albany in 1996. He has been Secretary and General Counsel of the Company since August 1997. Mr. Wink has been Senior Vice President, General Counsel and Secretary of First Albany since 1996, and was Assistant Secretary of the Company from 1996 through July 1997. Before joining First Albany, Mr. Wink was an attorney for the law firm of Cleary, Gottlieb, Steen & Hamilton. Mr. Wink participates on a number of industry-related committees, including the New York Stock Exchange's Compliance Advisory Committee, the Bond Market Association's Litigation Advisory Committee and the Securities Industry Association's Capital Markets Committee, as well as several community boards.

                          BOARD AND COMMITTEE MEETINGS

         The Board of Directors held 10 meetings during the Company's fiscal year ended December 31, 2000. Each current Director attended 75% or more of the aggregate number of meetings of the Board of Directors and each committee to which he/she was appointed that were held during the period in which he/she was a director, with the exception of Mr. D. McNamee.

         The Audit Committee, responsible for reviewing the Company's financial statements, met three times during the fiscal year. Among other matters, the Audit Committee reviews the Company's expenditures, reviews the Company's internal accounting controls and financial statements, reviews with the Company's independent auditors the scope of their audit, their report, and their recommendations, and recommends the selection of the Company's independent auditors. During fiscal year 2000, the Audit Committee was comprised of Messrs. Schwager and D. McNamee, and Ms. Wiley. In January 2001, Mr. Fiederowicz replaced Mr. D. McNamee on the Audit Committee.

         The Executive Compensation Committee is responsible for reviewing and approving the compensation of executive officers of the Company, compensation under the Management Bonus Compensation Plan, and the granting of stock options and restricted stock under the Company's 1999 Long-Term Incentive Plan. The Executive Compensation Committee met once during the fiscal year. During fiscal year 2000, the Executive Compensation Committee was comprised of Messrs. Boeckh and Schwager.

         The Board of Directors does not have a nominating committee.

         During 2000, the Company paid directors who are not executive officers of the Company an annual retainer of $6,000 and $2,500 per meeting attended ($1,000 for attendance by conference call), plus reimbursement of reasonable expenses. In addition, the Chair of any committee and non-employee members of such committees were paid $1,250 and $1,000, respectively, per meeting attended.

      THE BOARD RECOMMENDS A VOTE FOR EACH OF THE THREE DIRECTOR NOMINEES.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In the ordinary course of its business, First Albany extends credit to employees, including directors and executive officers, under Regulation T, which regulates credit in cash and margin accounts. Such extensions of credit are performing and are made on the same terms as for customers.

                       COMPENSATION OF EXECUTIVE OFFICERS
                           SUMMARY COMPENSATION TABLE

       The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to each of the Co-Chief Executive Officers of the Company during fiscal year 2000, and to the other executive officers at the end of fiscal year 2000 constituting the most highly compensated executive officers of the Company (the "Named Executive Officers").

                                                                          LONG TERM
                                                                         COMPENSATION
                               ANNUAL COMPENSATION                           AWARD
                               -------------------                       ------------
                                                                            Shares
                                                                          Underlying
Name & Principal Position             Year        Salary       Bonus        Options
-------------------------             ----       --------    --------     -----------
George C. McNamee                     2000       $300,000    $900,000        ------
Chairman & Co-Chief                   1999        300,000     350,000        50,000
Executive Officer                     1998        300,000     350,000        50,000

Alan P. Goldberg                      2000       $300,000    $900,000        50,000
President & Co-Chief                  1999        300,000     350,000        50,000
Executive Officer                     1998        300,000     350,000        50,000

Hugh A. Johnson, Jr.                  2000       $240,000    $340,000        30,000
Senior Vice President                 1999        200,000     300,000        30,000
                                      1998        200,000     300,000        30,000

Steven R. Jenkins(1)                  2000       $175,000    $275,000        20,000
Chief Financial Officer               1999        137,500     125,000        30,000

Stephen P. Wink                       2000       $175,000    $235,000        20,000
Secretary and                         1999        175,000     135,000        15,000
General Counsel                       1998        175,000     135,000        15,000

(1) Mr. Jenkins joined the Company on February 1, 1999. Accordingly, the table includes only the compensation Mr. Jenkins received from that day forward.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

       The following table provides information on option grants during 2000 to the Named Executive Officers.

                                                INDIVIDUAL GRANTS
                             -----------------------------------------------------
                                                                                          POTENTIAL REALIZABLE VALUE
                             NUMBER OF       % OF TOTAL                                      AT ASSUMED RATES OF
                             SECURITIES       OPTIONS                                      STOCK PRICE APPRECIATION
                             UNDERLYING      GRANTED TO                                      FOR OPTION TERM (3)
                              OPTIONS        EMPLOYEES     EXERCISE OR                  ------------------------------
                              GRANTED        IN FISCAL     BASE PRICE    EXPIRATION
      DATE                    (#) (1)           YEAR      ($/SH)(1) (2)     DATE             5%                10%
--------------------         ----------      ----------   -------------  ---------      -----------      -------------
George C. McNamee                ---             ---            ---            ---              ---                ---
Alan P. Goldberg              55,125          10.93%         17.801        4/18/10      $617,104.46      $1,563,863.87
Hugh A. Johnson, Jr.          33,075           6.56%         17.801        4/18/10      $370,262.68        $938,318.32
Steven R. Jenkins             22,052           4.37%         17.801        4/18/10      $246,864.17        $625,602.29
Stephen P. Wink               22,052           4.37%         17.801        4/18/10      $246,864.17        $625,602.29

----------------------

1. During the 2000 fiscal year, the Company issued two 5% stock dividends. As a result, the number of securities underlying each option granted and the exercise price have been adjusted to reflect such dividends where appropriate.

2. All at fair market value at date of grant.

3. Represents gain that would be realized assuming the options were held for the entire option term and the stock price increased at annual compounded rates of 5% and 10%. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on overall market conditions and on the future performance of the Company and its common stock. There can be no assurance that the amounts reflected in this table will be achieved.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

         The following table provides information concerning the exercise of stock options during 2000 by each of the Named Executive Officers and the year-end value of their unexercised options.

                                                                  NUMBER OF             VALUE OF
                                                                 UNEXERCISED          UNEXERCISED
                                                                  OPTIONS AT          IN-THE-MONEY
                            SHARES                                  FISCAL             OPTIONS AT
                           ACQUIRED                               YEAR-END(#)       FISCAL YEAR-END($)
                              ON                VALUE            EXERCISABLE/         EXERCISABLE/
     NAME                 EXERCISE(#)     REALIZED ($) (1)       UNEXERCISABLE        UNEXERCISABLE
------------------------------------------------------------------------------------------------------
George C. McNamee           81,524             $992,087          346,877/18,471    $1,780,155/$150,076
Alan P. Goldberg            77,800             $644,878          368,780/18,470    $1,510,250/$150,068
Hugh A. Johnson, Jr.        57,300           $1,170,087           98,545/27,350   $240,110/$0
Steven R. Jenkins                0                   $0            7,597/44,843           $0/$0
Stephen P. Wink              1,941              $31,923           17,110/51,648      $39,771/$36,018

----------------------
1. Represents the difference between the fair market value of the shares at date of exercise and the exercise price multiplied by the number of options exercised.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based on the Company's review of reports filed by directors, executive officers and 10% shareholders of the Company on Forms 3, 4 and 5 pursuant to
Section 16 of the Securities Exchange Act of 1934, all such reports were filed on a timely basis during fiscal year 2000, except for one Form 4, with respect to one transaction, required to be filed by Daniel V. McNamee, III that was subsequently filed.

                     EXECUTIVE COMPENSATION COMMITTEE REPORT

                                    OVERVIEW

         The Executive Compensation Committee establishes the compensation policies applicable to the executive officers of the Company.

                              COMPENSATION POLICIES

         Compensation for senior executives of the Company has been strongly influenced by the principle that the compensation of senior executives should be structured to directly link the executives' financial reward to Company performance. Thus, senior executives would both share in the success of the Company as a whole and be adversely affected by poor Company performances, thereby aligning their interests with the interests of the Company's shareholders.

         Salaries of executive officers are intended to be relatively moderate, and are set at levels, which the Executive Compensation Committee believes are generally competitive with salaries of executives in similar positions at comparable financial services companies. In addition, substantial emphasis is placed on incentive compensation directly related to short and long-term corporate performance through annual cash bonuses and stock option grants.

         As is common in the financial services industry, a significant portion of total compensation of the Company's executive officers is paid in the form of annual bonuses. For example, generally, over the last five years, most of the annual cash compensation of Messrs. G. McNamee and Goldberg, the Company's Co-Chief Executive Officers (the "Co-CEOs"), was paid as an annual bonus. This is intended to maximize the portion of an individual's compensation that is subject to fluctuation each year based upon corporate and individual performance, as discussed below. The compensation program is structured to recognize each executive's level of responsibility and to reward exceptional individual and corporate performance.

                                   BASE SALARY

         A competitive base salary is important in fostering a career orientation among executives consistent with the long-term nature of the Company's business objectives. The Executive Compensation Committee determines the salary of each of the executive officers based on its consideration of the Co-CEOs' recommendations.

         Salaries and salary adjustments are based on the responsibilities, performance, and experience of each executive, regular reviews of competitive positioning (comparing the Company's salary structure with that of similar companies) and business performance. While there is no specific weighing of these factors, the responsibilities, performance and experience of each executive and reviews of competitive positioning are the most important considerations.

                            THE STOCK INCENTIVE PLAN

         From time to time, awards under the Long-Term Incentive Plan have supplemented the bonuses paid to Named Executive Officers. The number of options granted to the executive officers, in general, reflects the decision of the Executive Compensation Committee to allocate a portion of compensation in stock options, the value of which is directly linked to the future financial success of the Company.

                   COMPENSATION OF CO-CHIEF EXECUTIVE OFFICERS

         The total compensation paid to each of the Company's Co-CEOs for the fiscal year ended December 31, 2000, was $1.2 million. For fiscal year 2000, each of the Co-CEOs received a base salary of $300,000, bonus compensation of $900,000, and Mr. Goldberg received stock options for 50,000 shares of common stock of the Company. In determining the bonus and other compensation of the Company's Co-CEOs for the fiscal year 2000, the Committee compared the Company's performance to that of industry peers, as well as to the market's performance as a whole. Among other things, the Committee considered the performance of the Company's common stock, its return on investments made in other businesses, its pre-tax return on equity, its earnings per share, comparable market data and the restructuring of the Company in connection with the sale of the Private Client Group division.

         The specific bonus an executive receives is dependent on his level of responsibility and individual performance. Levels of responsibility are evaluated annually by the Executive Compensation Committee without regard to any specific formula. Assessments of individual performance are also made annually by the Executive Compensation Committee after receiving the recommendations of the Co-CEOs. Such assessments are based on a number of subjective factors, including individual and corporate performance, initiative, business judgment, and management skills. Messrs. G. McNamee and Goldberg's fiscal year 2000 award reflects each of their significant personal contributions to the business and leadership in building the Company's revenues, earnings, and capital position, and the financial results for fiscal year 2000.

                                                EXECUTIVE COMPENSATION COMMITTEE


                                                J. Anthony Boeckh
                                                Charles L. Schwager


                             AUDIT COMMITTEE REPORT


         The Audit Committee of the Company is composed of three independent directors. Each of the members of the Audit Committee meets the independent and experience requirements of the NASDAQ Stock Market. A copy of the Committee's Charter is attached to this Proxy Statement as Exhibit A.

         During the year 2000, at each of its meetings, the Committee met with the Company's Chief Financial Officer and General Counsel. In addition, the Committee meets with its independent accountants on a quarterly basis as requested by the independent accountants. At each meeting, the

Committee is provided with the opportunity to meet privately with the independent accountants as well as with management. In addition, once each year the Committee meets with the Director of the Company's Internal Audit Department and the Director of the Company's Compliance Department for reports on the status of internal controls.

         The Committee recommended to the Board of Directors the appointment of the Company's independent accountants subject to shareholder ratification. The Company's independent accountants have provided to the Committee a written disclosure required by Independent Standards Board Standard No. 1 (Independent Discussion with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

         Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principals and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants what is required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). Based on these discussions and reviews, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

         The Audit Committee has determined that the provision of the non-audit services described in "All Other Fees" below is compatible with maintaining PricewaterhouseCoopers L.L.P's independence.

                                                      AUDIT COMMITTEE

                                                      Benaree P. Wiley (Chair)
                                                      Walter Fiederowicz
                                                      Charles Schwager


                         PRINCIPAL ACCOUNTING FIRM FEES

         Audit Fees. The aggregate fees billed by the Company's principal accounting firm, PricewaterhouseCoopers, L.L.P., for professional services rendered for the audit of the Company's annual financial statement for the year ended December 31, 2000 and review of the financial statements included in the Company's Forms 10-Q for that year were $191,000.

         All other fees. The aggregate fees billed for services rendered by PricewaterhouseCoopers, L.L.P. for 2000, other than the services described above, were $370,000, including $150,000 relating to the sale of the Company's Private Client Group division.

PERFORMANCE GRAPH

       Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's common stock against the cumulative total return of the S&P Composite 500 Stock Index and the Financial Services Analytics, Inc. Composite Index, an index of publicly traded brokerage firms for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at December 31, 1995, and that all dividends, if any, were reinvested.

                           FIRST ALBANY COMPANIES INC.

                                [LINE GRAPH]

                       1995       1996       1997       1998       1999       2000
                       ----       ----       ----       ----       ----       ----
FIRST ALBANY           100       109.75     180.47     149.42     219.13     131.27
S&P 500 INDEX          100       122.94     163.95     210.77     255.15     233.34
FSA COMPOSITE INDEX    100       122.94     270.33     308.15     456.74     637.04

                 SELECTION OF THE COMPANY'S INDEPENDENT AUDITORS

         The Board has recommended that the accounting firm of PricewaterhouseCoopers L.L.P. be selected as the Company's independent auditors for the fiscal year ending December 31, 2001, subject to shareholder ratification.

         PricewaterhouseCoopers L.L.P. conducted the audit for the fiscal year ended December 31, 2000. Representatives of PricewaterhouseCoopers L.L.P. are expected to be present at the Meeting, and will have an opportunity to make a statement and to respond to appropriate questions.

         In the event the shareholders fail to ratify the selection of PricewaterhouseCoopers L.L.P., the selection of independent auditors will be submitted to the Board for reconsideration and selection. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board believes that such a change would be in the best interests of the Company and its shareholders.

         THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS L.L.P. AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR ENDING DECEMBER 31, 2001.

                                  OTHER MATTERS

         At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Meeting. If any other business should come before the Meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares that they represent.

         If a shareholder intends to present a proposal at the Company's Annual Meeting of Shareholders to be held in 2002 and seeks to have the proposal included in the Company's proxy statement relating to that meeting, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must be received by the Company no later than the close of business on December 27, 2001. If a shareholder wishes to present a matter at the Company's Annual Meeting of Shareholders to be held in 2002 that is outside of the processes of Rule 14a-8, the proposal must be received by the Company no earlier than February 21, 2002 and no later than the close of business on March 13, 2002. After that date, the proposal will be considered untimely and the Company's proxies will have discretionary voting authority with respect to such matter.

         You are urged to sign and to return your Proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Meeting.

                                              By Order of the Board of Directors

                                              /s/ Stephen P. Wink

                                              Stephen P. Wink
                                              Secretary

April 26, 2001

                                    EXHIBIT A

                           FIRST ALBANY COMPANIES INC.

                             AUDIT COMMITTEE CHARTER


PURPOSE

         The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements and the Company's audit and compliance programs as established by management and the Board.

         In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

         The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

         The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the NASD.

         Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

         In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

         The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including the internal audit staff, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

         The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

              - The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

              - As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

              - The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

              -   The Committee shall:

                  - request from the outside auditors annually; a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

                  - discuss with the outside auditors any such disclosed
                    relationships and their impact on the outside auditor's independence; and

                  - recommend that the Board take appropriate action to oversee the independence of the outside auditor.

              - The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                          FIRST ALBANY COMPANIES INC.
                             30 SOUTH PEARL STREET
                             ALBANY, NEW YORK 12207

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

George C. McNamee and Alan P. Goldberg, and each of them, as proxies, with full power of substitution, are hereby authorized to represent and to vote, as designated on the reverse side, all common stock of First Albany Companies Inc. held of record by the undersigned on April 6, 2001 at the Annual Meeting of Shareholders to be held at 10:00 A.M. (EDT) on Tuesday, May 22, 2001 at the offices of the Company at 30 South Pearl Street, Albany, New York, or at any adjournment thereof. IN THEIR DISCRETION, THE ABOVE-NAMED PROXIES ARE AUTHORIZED TO VOTE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustee and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

-------------------------------------    --------------------------------------

-------------------------------------    --------------------------------------

-------------------------------------    --------------------------------------

                          FIRST ALBANY COMPANIES INC.


Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, May 22, 2001.

Thank you in advance for your prompt consideration of these matters.

Sincerely,



First Albany Companies Inc.




                 Please Detach and Mail in the Envelope Provided

A |X|  Please mark your
       votes as in this
       example.


                  Please be sure to sign and date this Proxy.

                            FOR     WITHHOLD

1.  The Election of         [ ]        [ ]                  NOMINEES:
    three Directors                                          Alan P. Goldberg
    whose terms will                                         J. Anthony Boeckh
    expire at the 2004 Annual Meeting of Shareholders.       Benaree P. Wiley

[ ] For All Except

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominee(s).


                                                     FOR    AGAINST   ABSTAIN

2.  The ratification of the selection of             [ ]      [ ]       [ ]
    PricewaterhouseCoopers L.L.P. as
    independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2001.

3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before this meeting.


    Check here if you plan to attend the Annual Meeting.
---

    Check here if an address change or comment has been noted on the --- reverse side of this card.



Shareholder sign here                                       Date
                      -------------------------------------      --------------

Co-owner sign here                                          Date
                  -----------------------------------------      --------------